As filed with the Securities and Exchange Commission on April 10, 2025
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Flower Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	85-1807125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

477 Rosemary Ave., Suite 301
West Palm Beach, FL 33401
(561) 510-2390
(Address, including zip code, of Principal Executive Offices)

AFC Gamma, Inc.
Stock Incentive Plan
 (Full title of the plan)

Daniel Neville
Chief Executive Officer
Advanced Flower Capital Inc.
477 Rosemary Ave., Suite 301
West Palm Beach, FL 33401
(561) 510-2390
(Name, address and telephone number, including area code, of agent for service)

COPY TO:

C. Brophy Christensen, Esq.
Jeeho M. Lee, Esq.
O’Melveny & Myers LLP
1301 Avenue of the Americas, 17th Floor
New York, New York 10019
(212) 326-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

The AFC Gamma, Inc. Stock Incentive Plan, as amended (the “Plan”), includes an evergreen provision which provides that the total number of shares reserved for issuance under the Plan (the “Share Limit”) will automatically increase (i) upon the sale and consummation of any offering of the Company’s Common Stock after the date of the Company’s initial public offering (each such sale and offering, an “Equity Offering”), in an amount equal to ten percent (10.0%) of the total number of shares of Common Stock sold by the Company in connection with such Equity Offering and (ii) if on the last day of the Company’s fiscal year, the Share Limit has not increased during such fiscal year by an aggregate amount equal to or greater than two percent (2.0%) of the total number of shares of Common Stock outstanding on the first day of such fiscal year (the “Minimum Annual Increase”), then in an amount equal to the difference between the Minimum Annual Increase and the aggregate amount that the Share Limit increased during such fiscal year, effective as of the last day of such fiscal year. Notwithstanding the foregoing, the Company’s Board of Directors may act prior to the sale and consummation of the applicable Equity Offering or the last day of such fiscal year, as applicable, to provide that an increase in the Share Limit will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

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PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of Advanced Flower Capital Inc. (the “Company” or “Registrant”) the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
The Company’s Registration Statement on Form S-8, filed with the Commission on March 19, 2021 (Commission File No. 333-254480), as amended by Post-Effective Amendment No. 1 to the Form S-8, filed with the Commission on January 10, 2022 (Commission File No. 333-254480), the Company’s Registration Statement on Form S-8, filed with the Commission on January 10, 2022 (Commission File No. 333-262091), and the Company’s Registration Statement on Form S-8, filed with the Commission on March 8, 2023 (Commission File No. 333-270373);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, filed with the Commission on March 13, 2025 (Commission File No. 001-39995);

(c)
The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 4, 2025, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 (Commission File No. 001-39995); and

(d)
The description of the Company's Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on March 10, 2022 (Commission File No. 001-39995), under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

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Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

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EXHIBIT INDEX

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1†
AFC Gamma, Inc. Stock Incentive Plan (Filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (Commission File No. 333-251762), initially filed with the Commission on December 28, 2020, as amended on January 22, 2021, February 3, 2021, February 11, 2021, February 16, 2021, February 24, 2021, and March 16, 2021).

5.1	Opinion of Venable LLP (opinion re legality).

23.1	Consent of CohnReznick LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Power of Attorney”).

107	Filing Fee Table

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April 10, 2025.

Advanced Flower Capital Inc.

By:	/s/ Daniel Neville
Daniel Neville
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel Neville and Brandon Hetzel, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Neville	Chief Executive Officer (Principal Executive Officer)	April 10, 2025
Daniel Neville

/s/ Brandon Hetzel	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 10, 2025
Brandon Hetzel

/s/ Leonard M. Tannenbaum	Chairman and Director	April 10, 2025
Leonard M. Tannenbaum

/s/ Thomas Harrison	Director	April 10, 2025
Thomas Harrison

/s/ Robert Levy	Director	April 10, 2025
Robert Levy

/s/ Marnie Sudnow	Director	April 10, 2025
Marnie Sudnow

/s/ Alexander Frank	Director	April 10, 2025
Alexander Frank